EXHIBIT 21.1

                                  UNIROYAL TECHNOLOGY CORPORATION

                          Subsidiaries of Uniroyal Technology Corporation

         The following table sets forth, with respect to each subsidiary of the Company, the state of organization and the percentage of voting securities currently owned by the Company:

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


                                                                    Percentage of Voting Securities Directly or
Subsidiary Name                         State of Organization             Indirectly Owned by the Company
---------------                         ---------------------             -------------------------------

Uniroyal HPP Holdings, Inc.                    Delaware                                 100%
High Performance Plastics, Inc.                Delaware                                 (a)
Uniroyal Engineered Products, Inc.             Delaware                                 100%
Uniroyal Optoelectronics, Inc.                 Delaware                                 100%
Uniroyal Optoelectronics, LLC                  Delaware                                 (b)
UnitechNJ, Inc.                                Delaware                                 100%
Uniroyal Liability Management                  Delaware                                 69%
Company, Inc.
BayPlas2, Inc.                                 Delaware                                 (c)


(a)      A wholly-owned subsidiary of Uniroyal HPP Holdings, Inc.

(b) A joint venture with Emcore Corporation whereby Uniroyal Optoelectronics, Inc. is a 51% owner.

(c) A wholly-owned subsidiary of Uniroyal Liability Management Company, Inc.
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